Exhibit 2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints (as of the date set forth opposite their respective signature below) Andrew S. Wilson his, her or its true and lawful attorney-in-fact and agent, with full power of substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission a Schedule 13D (including all amendments and exhibits thereto) (the “Statement”) with respect to the ADSs representing ordinary shares, nominal value 2 pence, of Professional Staff plc, and other documents in connection therewith, granting unto said attorney-in-fact full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

April 30, 2003	/S/ MICHAEL A. ASHCROFT
Michael A. Ashcroft

April 30, 2003	ASPEN INTERNATIONAL DEVELOPMENT INC.

	By:	/S/ NORTHTOWN LTD. BY R. HEREDIN
	Name:	R. Heredin for Northtown Ltd.
	Title:	Director

April 30, 2003	CS SERVICES LIMITED

	By:	/S/ NORTHTOWN LTD. BY K. HAYLOCK
	Name:	K. Haylock for Northtown Ltd.
	Title:	Director

April 30, 2003	OHSEA HOLDINGS LIMITED

	By:	/S/ ANDREW WILSON
	Name:	Andrew Wilson
	Title:	Director

April 30, 2003	/S/ BENJAMIN P. BLACKDEN
Benjamin P. Blackden

April 30, 2003	/S/ SALLY BLACKDEN BY BENJAMIN P. BLACKDEN, ATTORNEY-IN-FACT
Sally Blackden

April 30, 2003	/S/ ANDREW R. DIXEY
Andrew R. Dixey